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                                                                       EXHIBIT 2

                                    AGREEMENT

         AGREEMENT dated as of June 20, 2003 between Greenlight Capital, L.L.C. ("GREENLIGHT") and the undersigned nominee (the "INDEMNITEE").

         WHEREAS, Greenlight has asked and the Indemnitee has agreed to be a nominee for election to the Board of Trustees of Mercer International Inc. (the "COMPANY") at the 2003 annual meeting of shareholders of the Company (the "ANNUAL MEETING"); and

         WHEREAS, Greenlight and/or its affiliates may, in appropriate circumstances, solicit proxies from the shareholders of the Company in support of the Indemnitee's election as a trustee of the Company at the Annual Meeting;

         NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of Greenlight that the Indemnitee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the following defined terms have the meanings indicated below:

         "CLAIM" means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal, investigative or other), whether instituted by Greenlight, any shareholder of the Company, the Company or any other party (other than by the Indemnitee), or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.

         "EXCLUDED LOSSES" means any Losses (1) arising out of liability under
Section 16(b) of the Securities Exchange Act of 1934 or under federal or state securities laws for "insider trading," or (2) to the extent it is ultimately determined in a final judgment without further right to appeal by a court of appropriate jurisdiction that (a) the Loss arose as a result of any action or inaction on the part of the Indemnitee constituting knowingly fraudulent, dishonest or willful misconduct, or (b) with respect to any Indemnifiable Event defined in clause (ii) thereof, the Loss arose as a result of any action or inaction on the part of the Indemnitee that was not in good faith or was based upon or attributable to improper receipt by the Indemnitee of a personal benefit. Notwithstanding the foregoing, Excluded Losses shall not include Losses arising out of any action or inaction on the part of the Indemnitee expressly approved in advance by Greenlight.

         "EXPENSES" means all reasonable attorney's fees and all other reasonable fees, costs, expenses and obligations paid or incurred in connection with (i) the election of trustees at the Annual Meeting or related matters, and/or (ii) if elected, Indemnitee's services as a trustee of the Company while so serving at the request of Greenlight, including, in the case of both clauses
(i) and (ii) without limitation, investigating, defending or participating (as a party, witness or otherwise) in (including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event. In the case of any Claim relating to an Indemnifiable Event occurring while serving as a trustee at the request of Greenlight, Expenses also include all such reasonable attorney's fees and all other reasonable fees, costs, expenses and obligations paid or

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incurred in connection with such Claim, even though incurred after the
Indemnitee ceases to so serve at the request of Greenlight.

         "INDEMNIFIABLE EVENT" means any event or occurrence relating to or directly or indirectly arising out of, or any action taken or omitted to be taken in connection with, (i) election of trustees at the Annual Meeting or related matters, and/or (ii) if the Indemnitee is so elected, the Indemnitee's capacity as a trustee of the Company while serving as such at the request of Greenlight.

         "LOSS" means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or respect of such Losses).

         2. Agreement to Serve as a Nominee.

                  (a) The Indemnitee hereby consents to being named as a nominee for election as a trustee of the Company at the Annual Meeting (or any special meeting of the shareholders of the Company called for that purpose) in any materials submitted by or on behalf of Greenlight to the Company or filed by or on behalf of Greenlight or the Company with the Securities and Exchange Commission, and further consents to serve as a trustee of the Company if elected at the Annual Meeting (or any special meeting of the shareholders of the Company called for that purpose). The indemnification provisions of this Agreement will continue in effect even if the Indemnitee does not serve as a trustee following the Annual Meeting.

                  (b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Indemnitee hereby agrees with Greenlight that the Indemnitee does not and will not (unless previously approved by Greenlight in writing) consent to serve as a nominee for election as a trustee of the Company, or to otherwise stand for election as or become a trustee of the Company, as part of a slate of nominees proposed by any party other than Greenlight (including the Board of Trustees of the Company or any nominating committee).

                  (c) In consideration for the Indemnitee's consent and agreement to serve as a nominee for election as a trustee of the Company, Greenlight hereby agrees:

                           (i) to pay Indemnitee the amount of $100,000.00, which amount is being paid as compensation to the Indemnitee, and is deemed to be fully earned upon the execution and delivery of this Agreement, and is not to be considered to be an advance of or as an offset against any indemnity payments which may, in the future, become due and owing under this Agreement;

                           (ii) to grant, or cause an affiliate of Greenlight to grant, an at-the-money option for 50,000 shares of Common Stock of the Company, with a one-year expiration from the date of this Agreement, to be negotiated between the parties within 10 days of the date of this Agreement; and

                           (iii) to cover the reasonable costs of legal counsel, experienced in the laws of the State of Washington and reasonably acceptable to the Indemnitee, to assist and provide advice to the Indemnitee with respect to the proper exercise of Indemnitee's


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         duties and obligations as a trustee of the Company; provided, however, that in no event will Greenlight be required to cover the costs of more than one legal counsel to represent all of Greenlight's nominees elected to the Board of Trustees of the Company.

         3. Indemnification.

                  (a) If the Indemnitee in his capacity as a nominee for election to the Company's Board of Trustees at the Annual Meeting, or if elected, in his capacity as a trustee of the Company was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event or Indemnitee's agreeing to serve at the request of Greenlight and/or any one or more of its affiliates as a nominee for election to the Company's Board of Trustees at the Annual Meeting, or, if elected, being a trustee of the Company at the request of Greenlight, Greenlight to the fullest extent permitted by applicable law shall indemnify and hold harmless the Indemnitee from and against any and all Losses suffered, incurred or sustained by the Indemnitee or to which the Indemnitee becomes subject, resulting from, arising out of or relating to such Claim (it being understood that except as provided in Section 3(c) with respect to Expenses, reimbursements of any such Losses shall be made as soon as practicable but in any event no later than 30 days after written request (a "CLAIM NOTICE") is made to Greenlight accompanied by supporting documentation); provided, however, that the Indemnitee shall not be entitled to indemnification for (i) any Excluded Losses or (ii) any Losses resulting from Claims made with respect to actions taken or not taken by the Indemnitee in his capacity as a trustee after receipt of written notice by Indemnitee from Greenlight or by Greenlight from Indemnitee that Indemnitee is no longer serving as trustee at the request of Greenlight. The Indemnitee shall give Greenlight written notice of any Claim (accompanied by such reasonable supporting documentation as may be in the Indemnitee's possession) as soon as practicable after the Indemnitee becomes aware thereof; provided that the failure of the Indemnitee to give such notice shall not relieve Greenlight of its indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the rights of Greenlight.

                  (b) In the case of the commencement of any action against the Indemnitee in respect of which the Indemnitee may seek indemnification from Greenlight hereunder, Greenlight will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that Greenlight may wish to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from Greenlight to the Indemnitee of Greenlight's election so to assume the defense thereof, together with Greenlight's written acknowledgement and agreement that it will fully indemnify the Indemnitee under the terms of this Agreement with regard to such Claim, Greenlight will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder Greenlight shall not have timely assumed the defense thereof with counsel reasonably satisfactory to the Indemnitee, or the Indemnitee shall have been advised by counsel that it would constitute a conflict of interest for the same counsel to represent both the Indemnitee and Greenlight in such action, or if


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the Indemnitee may have separate or additional defenses with regard to such action, the Indemnitee shall have the right to employ counsel for the Indemnitee reasonably satisfactory to Greenlight in such action, in which event Greenlight shall reimburse the Indemnitee for all reasonable legal fees and expenses incurred by the Indemnitee in connection with the defense thereof. Greenlight shall in no event be liable for any settlement of any action effected without its prior written consent, such consent not to be unreasonably withheld or delayed; provided, however, that no consent need be obtained with respect to any matter as to which (i) Greenlight has disputed indemnity coverage under this Agreement (Greenlight's ultimate liability to reimburse Indemnitee for any such settlement to be determined in connection with the determination of whether the Claim settled was otherwise subject to indemnity coverage under this Agreement), and/or (ii) Greenlight has otherwise refused or failed to make the indemnity payments provided for in this Agreement with respect to such matter. Greenlight shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on the Indemnitee, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that would reasonably be viewed as an acknowledgement of wrongdoing on the part of the Indemnitee or as detrimental to the reputation of the Indemnitee, without the Indemnitee's prior written consent.

                  (c) The Indemnitee's right to indemnification in Section 3 of this Agreement shall include the right of the Indemnitee to be advanced by Greenlight any Expenses incurred in connection with any Indemnifiable Event as such Expenses are incurred by the Indemnitee; provided, however, that all amounts advanced in respect of such Expenses shall be repaid to Greenlight by the Indemnitee if it shall ultimately be determined in a final judgment without further right to appeal by a court of appropriate jurisdiction that the Indemnitee is not entitled to be indemnified for such Expenses because such Expenses are Excluded Losses.

         4. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by Greenlight for some or a portion of any Loss, but not for all of the total amount thereof, Greenlight shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         6. Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any bylaw, insurance policy, applicable law or otherwise. The rights provided to the Indemnitee under this Agreement shall continue as to the Indemnitee after he has ceased serving as a trustee of the Company at Greenlight's request with


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respect to any action or inaction on the part of the Indemnitee while the
Indemnitee was so serving as a trustee of the Company at Greenlight's request.

         7. Amendment, etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         8. Subrogation. In the event of any payment under this Agreement, Greenlight shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, and the Indemnitee shall execute all papers reasonably required and shall take such action that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable Greenlight effectively to bring suit to enforce such rights. Notwithstanding anything herein to the contrary, Greenlight should not be obligated to provide indemnification or advance Expenses hereunder to the extent the Indemnitee is in fact indemnified or advanced Expenses as the case may be, by the Company or any other source.

         9. No Duplication of Payments. Greenlight shall not be liable under this Agreement to make any payment in connection with a Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder; provided that, if the Indemnitee for any reason is required to disgorge any payment actually received, Greenlight shall be obligated to pay such amount to the Indemnitee in accordance with the other terms of this Agreement (i.e., disregarding the terms of this Section 9).

         10. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. Any action brought to enforce or interpret this Agreement will be brought only in the state or federal court sitting in the County of New York, State of New York, and the parties hereby waive any objection to and submit to the personal jurisdiction of such courts. The parties also hereby wave any claim or forum non conveniens.

         11. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        GREENLIGHT CAPITAL, L.L.C.



                                        By:      /s/ David Einhorn
                                                 -------------------------------
                                        Name:    David Einhorn
                                                 -------------------------------
                                        Title:   Senior Managing Member
                                                 -------------------------------


                                        /s/ Saul E. Diamond
                                        ----------------------------------------
                                        Name: Saul E. Diamond


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